Exhibit 99.1

NEWS RELEASE

HAEMONETICS CORPORATION 400 Wood Road, Braintree, Massachusetts 02184    (781) 356-9517    investor@haemonetics.com

FOR RELEASE:		CONTACT:
Date:	February 2, 2009	Julie Fallon
Time:	8:00 am Eastern	Tel. (781) 356-9517
Alternate Tel. (617) 320-2401
fallon@haemonetics.com

Haemonetics Reports Double Digit Growth in Revenue, Operating Income, and EPS for the Third Quarter Fiscal 2009

Company Increases Full Year Expectations for Revenue Growth

Braintree, MA, February 2, 2009 – Haemonetics Corporation (NYSE: HAE) today reported third quarter fiscal 2009 GAAP net revenues of $155 million, up 16%; operating income of $24 million, up 25%; and net earnings per share of $0.62, up 15%.  Year-to-date, net revenues are $445 million, up 18%; operating income is $67 million, up 35%; and net earnings per share are $1.73, up 22%.

Excluding restructuring charges in both fiscal 2008 and 2009, third quarter fiscal 2009 adjusted operating income was $25 million, up 20%, and adjusted earnings per share were $0.63, up 10%.  Year-to-date, adjusted operating income is $70 million, up 30%, and adjusted earnings per share are $1.80, up 18%.(1)

Brad Nutter, Haemonetics’ Chairman and CEO, said, “Despite challenging global economic conditions, we are seeing strength across our diversified product lines.  I’m particularly pleased to note that year-to-date reported revenue growth is double digits in all of our geographies.  Haemonetics’ outlook for the future is strong.”

Q3FY09 AND YEAR-TO-DATE FINANCIALS(1)

As noted, Haemonetics’ third quarter fiscal 2009 net revenues were $155 million, up 16%.  Excluding the effects of currency, third quarter net revenues grew 15%.  Year-to-date net revenues are $445 million, up 18%.  Excluding the effects of currency, year-to-date net revenues grew 14%.  The Company expects the impact of currency to be neutral to revenue growth in the fourth quarter.

Haemonetics also reported third quarter gross profit of $78 million, up 18%.  Gross margin grew 90 basis points to 50.4%.  Year-to-date adjusted gross profit is $226 million, up 20%.  Year-to-date adjusted gross margin is 50.8%, up 100 basis points.

Adjusted operating expenses were $53 million in the quarter, up 17%.  Year-to-date adjusted operating expenses are $156 million, up 16%.  More than half of the year-to-date expense growth came from the impact of foreign exchange and from acquired businesses whose expenses were not included in fiscal 2008 results.

Third quarter adjusted operating income was $25 million, up 20%, and operating margin grew 50 basis points to 16.0%.  Year-to-date adjusted operating income is $70 million, up 30%.  Operating margin is 15.7%, up 140 basis points.

Third quarter and year-to-date interest and other income declined due to lower interest rates, exchange rate volatility in the quarter, and lower invested cash as Haemonetics spent $44 million to acquire Haemoscope in November 2007 and $60 million on a share repurchase in the first half of fiscal 2009.  Third quarter tax rate was 31.0% as the Company benefited from the $1 million favorable resolution of a tax contingency.  Year-to-date tax rate is 32.0%.

1

Adjusted earnings per share were $0.63, up 10% in the quarter, and are $1.80, up 18% year-to-date.

Haemonetics ended the quarter with $125 million in cash, and $10 million of debt.  During the quarter, the Company generated $14 million of free cash flow.

REVENUE GROWTH HIGHLIGHTS

Plasma disposables revenue was $54 million for the quarter, up 30%.  Year-to-date plasma disposables revenue is $150 million, up 31%.  Haemonetics’ plasma business continued to benefit from long-term contracts and from global growth in plasma collections as demand for IVIG increases.  Haemonetics expects its plasma business will be an ongoing revenue growth driver for the Company.

Blood bank disposables revenue was $36 million for the quarter, up 10%.  Year-to-date blood bank disposables revenue is $108 million, up 8%.  Haemonetics’ blood bank business benefited from the impact of exchange rates, unit growth in emerging markets, and a contract with Canadian Blood Services which made Haemonetics its preferred provider of platelet collection systems.  Haemonetics converted the Canadian Blood Services’ blood banks to Haemonetics’ technology over the course of the first half of fiscal 2008, realizing the comparative benefit of the conversions in the first half of fiscal 2009.

Red cell disposables revenue was $13 million for the quarter, up 5%.  Year-to-date red cell disposables revenue is $37 million, up 7%.  Revenue growth in the quarter was driven by the U.S. business and by the MCS® mobile collection system.

Software and services revenue was $10 million for the quarter, down 10%.   Year-to-date software and services revenue is $30 million, up 1%.  Excluding services, software revenue growth was 12% in the quarter and 27% year-to-date.  Software growth was driven by implementation of contracts negotiated in fiscal 2008, a new contract with the U.S. Department of Defense, and growth in the plasma industry.

Surgical/diagnostics disposables revenue was $23 million, up 21% for the quarter.  Year-to-date surgical/diagnostics disposables revenue is $66 million, up 30%.  Haemonetics acquired the TEG® Thrombelastograph® Hemostasis Analyzer business in November 2007, and the Surgical/Diagnostics revenue benefited from sales of the TEG system in the quarter and year-to-date.  The TEG business contributed $5 million in the quarter and $15 million year-to-date.

OrthoPAT® orthopedic perioperative autotransfusion system disposables revenue was $9 million for the quarter, level with the third quarter of fiscal 2008.  Year-to-date OrthoPAT disposables revenue is $26 million, up 5%.

Equipment revenue was $10 million for the quarter, up 21% and $27 million year-to-date, up 23%.  Platelet collection equipment sales were particularly strong in the quarter.

Haemonetics reported balanced double digit revenue growth in all geographies year-to-date, with North American sales up 21%, European sales up 17%, Japanese sales up 11%, and Asian sales up 21%.

FISCAL 2009 GUIDANCE

The Company raised its annual revenue guidance to 15-16% growth (from 12-14% growth) on stronger than planned sales of plasma disposables, blood bank disposables, and equipment sales, with strong contribution from each of the geographies.  Adjusted operating income is expected to grow 23-25%, and adjusted earnings per share are expected to be between $2.40 to $2.44, up 14-16%.  The Company further expects gross margin improvement of 120 basis points, operating margin improvement of 120 basis points, and a tax rate of 32.5% in the year.

For the full year 2009, the Company expects to generate $40 million of free cash flow.

2

Haemonetics has refined its fiscal 2009 guidance and posted revised income scenarios reflecting guidance ranges as well as potential fiscal 2009 product line growth on its website at http://www.haemonetics.com/site/content/investor/guidance.asp.

As part of this release, Haemonetics has presented supplemental non-GAAP financial results which exclude restructuring costs in fiscal 2008 and fiscal 2009.  Haemonetics believes that these non-GAAP results are useful to investors because it allows for an evaluation of the Company with a focus on the results of our core business.

CONFERENCE CALL

Haemonetics will host a webcast on Monday, February 2nd at 10:00 am Eastern to discuss these results.  Interested parties can participate at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=72118&eventID=2055218.

Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing innovative blood management solutions for our customers.  Together, our devices and consumables, information technology platforms, and consulting services deliver a suite of business solutions to help our customers improve clinical outcomes and reduce the cost of healthcare for blood collectors, hospitals, and patients around the world.  Our technologies address important medical markets: blood and plasma component collection, the surgical suite, and hospital transfusion services.  To learn more about Haemonetics, visit our web site at http://www.haemonetics.com.

This release contains forward-looking statements that involve risks and uncertainties, including technological advances in the medical field and standards for transfusion medicine and our ability to successfully implement products that incorporate such advances and standards, product demand, market acceptance, regulatory uncertainties, the effect of economic and political conditions, the impact of competitive products and pricing, blood product reimbursement policies and practices, foreign currency exchange rates, changes in customers’ ordering patterns, the effect of industry consolidation as seen in the plasma market, the effect of communicable diseases and the effect of uncertainties in markets outside the U.S. (including Europe and Asia) in which we operate and other risks detailed in the Company’s filings with the Securities and Exchange Commission.  The foregoing list should not be construed as exhaustive.  The forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results and experience could differ materially from the forward-looking statements.

(1) A reconciliation of GAAP to adjusted financial results is included at the end of the financial sections of this press release as well as on the web at http://www.haemonetics.com/investors.  In the quarter, Haemonetics incurred $0.4 million in pre-tax restructuring costs.  Year-to-date restructuring costs are $2.6 million pre-tax.  Adjusted fiscal 2009 guidance excludes a planned $6-7 million, or approximately $0.15-$0.18 per share, of costs to restructure Haemonetics’ business, including manufacturing, quality, R&D, and Europe.

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3

Haemonetics Corporation Financial Summary

(Unaudited data in thousands, except per share data)

Consolidated Statements of Income for the Third Quarter FY09

	12/27/08 As Reported	12/29/07 As Reported	% Inc/(Dec) vs Prior Year
NET REVENUES	$155,447	$134,587	15.5%
Gross profit	78,296	66,558	17.6%

R&D	5,840	5,529	5.6%
S,G&A	47,965	41,432	15.8%
Operating expenses	53,805	46,961	14.6%

Operating income	24,491	19,597	25.0%
Interest income, net	449	1,070	(58.0)%
Other (expense)/income, net	(1,451)	225	(744.9)%

Income before taxes	23,489	20,892	12.4%

Tax expense	7,273	6,538	11.2%

NET INCOME	$16,216	$14,354	13.0%

Net income per common share assuming dilution	$0.62	$0.54	14.5%

Weighted average number of shares
Basic	25,375	25,500
Diluted	26,056	26,437

			Inc/(Dec) vs prior year profit margin %
Profit Margins:
Gross profit	50.4%	49.5%	0.9%
R&D	3.8%	4.1%	(0.3)%
S,G&A	30.9%	30.8%	0.1%
Operating income	15.8%	14.6%	1.2%
Income before taxes	15.1%	15.5%	(0.4)%
Net income	10.4%	10.7%	(0.3)%

Consolidated Statements of Income for FY09 Year-To-Date

	12/27/08 As Reported	12/29/07 As Reported	% Inc/(Dec) vs Prior Year
NET REVENUES	$445,482	$377,701	17.9%
Gross profit	226,022	187,940	20.3%

R&D	16,901	18,532	(8.8)%
S,G&A	141,687	119,418	18.6%
Operating expenses	158,588	137,950	15.0%

Operating income	67,434	49,990	34.9%
Interest income, net	1,569	4,037	(61.1)%
Other (expense)/income, net	(2,366)	1,905	(224.2)%

Income before taxes	66,637	55,932	19.1%

Tax expense	21,272	17,733	20.0%

NET INCOME	$45,365	$38,199	18.8%

Net income per common share assuming dilution	$1.73	$1.43	21.5%

Weighted average number of shares
Basic	25,340	25,881
Diluted	26,163	26,776

			Inc/(Dec) vs prior year profit margin %
Profit Margins:
Gross profit	50.7%	49.8%	0.9%
R&D	3.8%	4.9%	(1.1)%
S,G&A	31.8%	31.6%	0.2%
Operating income	15.1%	13.2%	1.9%
Income before taxes	15.0%	14.8%	0.2%
Net income	10.2%	10.1%	0.1%

Revenue Analysis for the Third Quarter and Year-To-Date FY09

	Third Quarter
	12/27/08 As Reported	12/29/07 As Reported	% Increase vs. Prior Year
Revenues by Geography
United States	$73,448	$61,481	19.5%
International	$81,999	$73,106	12.2%
Net Revenues	$155,447	$134,587	15.5%

Disposable Revenues by Product Family

Donor:
Plasma	$53,594	$41,253	29.9%
Blood Bank	$36,435	$33,207	9.7%
Red Cell	$13,051	$12,478	4.6%
	$103,080	$86,938	18.6%
Patient:
Surgical / Diagnostic	$22,967	$18,981	21.0%
OrthoPAT	$9,112	$9,086	0.3%
	$32,079	$28,067	14.3%

Subtotal	$135,159	$115,005	17.5%

Equipment	$10,246	$8,485	20.8%
Software & Services	$10,042	$11,097	(9.5)%
Net Revenues	$155,447	$134,587	15.5%

	Nine Months Ended
	12/27/08 As Reported	12/29/07 As Reported	% Increase vs. Prior Year
Revenues by Geography
United States	$205,748	$170,085	21.0%
International	$239,734	$207,616	15.5%
Net Revenues	$445,482	$377,701	17.9%

Disposable Revenues by Product Family

Donor:
Plasma	$150,386	$114,788	31.0%
Blood Bank	$108,388	$100,399	8.0%
Red Cell	$36,651	$34,257	7.0%
	$295,425	$249,444	18.4%
Patient:
Surgical / Diagnostic	$66,077	$50,907	29.8%
OrthoPAT	$26,301	$25,122	4.7%
	$92,378	$76,029	21.5%

Subtotal	$387,803	$325,473	19.2%

Equipment	$27,388	$22,286	22.9%
Software & Services	$30,291	$29,942	1.2%
Net Revenues	$445,482	$377,701	17.9%

Consolidated Balance Sheets

	Period ending
	12/27/08	3/29/08

Assets
Cash & cash equivalents	$125,325	$133,553
Accounts receivable, net	124,575	120,252
Inventories, net	73,557	65,388
Other current assets	30,435	40,241
Total current assets	353,892	359,434
Net PP&E	129,470	116,484
Other assets	138,986	133,032

Total assets	$622,348	$608,950

	Period ending
	9/27/08	3/29/08

Liabilities & Stockholders’ Equity
S/T debt & current maturities	$4,434	$6,326
Other current liabilities	81,100	91,351
Total current liabilities	85,534	97,677
Long-term debt	5,522	6,037
Other long-term liabilities	15,504	11,048
Stockholders’ equity	515,788	494,188

Total liabilities & equity	$622,348	$608,950

FREE CASH FLOW RECONCILIATION

	Three Months Ended
	12/27/08	12/29/07

GAAP CASH FLOW FROM OPERATIONS	$30,881	$24,876

Capital expenditures	(16,895)	(15,242)
Proceeds from sale of property, plant and equipment	25	1,187
Net investment in property, plant and equipment	(16,870)	(14,055)

Free Cash Flow	$14,011	$10,821

	Nine Months Ended
	12/27/08	12/29/07

GAAP CASH FLOW FROM OPERATIONS	$72,658	$45,754

Capital expenditures	(45,670)	(42,497)
Proceeds from sale of property, plant and equipment	2,522	3,149
Net investment in property, plant and equipment	(43,148)	(39,348)

Free Cash Flow	$29,510	$6,406

Haemonetics Corporation Financial Summary

Reconciliation of Non-GAAP Measures

Haemonetics has presented supplemental non-GAAP financial measures as part of this earnings release.  A reconciliation is provided below that reconciles each non-GAAP financial measure with the most comparable GAAP measure.  The presentation of non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the most directly comparable GAAP measures.  There are material limitations to the usefulness of non-GAAP measures on a standalone basis, including the lack of comparability to the GAAP financial results of other companies.

These measures are used by management to monitor the financial performance of the business, inform business decision making, and forecast future results.  Performance targets for management are established based upon these non-GAAP measures.  In the reconciliations below, we have removed restructuring costs from our GAAP expenses.  These restructuring costs result from a significant transformation of our business during the third quarter and first nine months of our fiscal years 2009 and 2008.  This transformation resulted in the formation of a shared service center in Europe, exiting various offices across Europe and Japan and, most recently, in repositioning our technical operations organization. We believe this information is useful for investors because it allows for an evaluation of the Company with a focus on the performance of our core operations.

Non-GAAP Gross Profit

The use of these non-GAAP measures allows management to monitor the level of total gross profits without the costs of our business transformation.  We establish our budgets, forecasts, and performance targets on this basis.

Non-GAAP S,G&A and Non-GAAP Operating Expenses

The use of this non-GAAP measure allows management to monitor the ongoing level of spend that is necessary to support the business in a period when we are not transforming our business or completing an acquisition of in-process research and development.  We establish our budgets, forecasts, and performance targets excluding these costs.

Non-GAAP Operating Income and Non-GAAP Income before Income Taxes

The use of these non-GAAP measures allows management to monitor the level of operating and total pre-tax profits without the costs of our business transformation.  We establish our budgets, forecasts, and performance targets on this basis.

Non-GAAP Net Income and Earnings per Share

The use of these non-GAAP measures allows management to monitor the level of net income and earnings per share excluding both the costs of our business transformation, as well as any related tax effects. We establish our budgets, forecasts, and performance targets on this basis.

Reconciliation of Non-GAAP Measures for the Third Quarter of FY09 and FY08

	12/27/08	12/29/07
Non-GAAP Gross Profit
GAAP Gross Profit	$78,296	$66,558
Restructuring Costs	0	0
Non-GAAP Gross Profit	$78,296	$66,558

Non-GAAP S,G&A
GAAP S,G&A	$47,965	$41,432
Restructuring Costs	(432)	(1,225)
Non-GAAP S,G&A	$47,533	$40,207

Non-GAAP Operating expenses
GAAP Operating Expenses	$53,805	$46,961
Restructuring Costs	(432)	(1,225)
Non-GAAP Operating Expenses	$53,373	$45,736

Non-GAAP Operating income
GAAP Operating Income	$24,491	$19,597
Restructuring Costs	432	1,225
Non-GAAP Operating income	$24,923	$20,822

Non-GAAP Income before taxes
GAAP Income before taxes	$23,489	$20,892
Restructuring Costs	432	1,225
Non-GAAP Income before taxes	$23,921	$22,117

Non-GAAP Net Income
GAAP Net Income	$16,216	$14,354
Restructuring Costs	432	1,225
Tax benefit associated with Restructuring Costs	(152)	(386)
Non-GAAP NET INCOME	$16,496	$15,193

Non-GAAP Net Income per common share assuming dilution
GAAP Net Income per common share assuming dilution	$0.62	$0.54
Restructuring Costs after tax per common share assuming dilution	$0.01	$0.03
Non-GAAP Net Income per common share assuming dilution	$0.63	$0.57

Reconciliation of Non-GAAP Measures for the First Nine Months of FY09 and FY08

	12/27/08	12/29/07
Non-GAAP Gross Profit
GAAP Gross Profit	$226,022	$187,940
Restructuring Costs	72	0
Non-GAAP Gross Profit	$226,094	$187,940

Non-GAAP S,G&A
GAAP S,G&A	$141,687	$119,418
Restructuring Costs	(2,605)	(4,009)
Non-GAAP S,G&A	$139,082	$115,409

Non-GAAP Operating expenses
GAAP Operating Expenses	$158,588	$137,950
Restructuring Costs	(2,605)	(4,009)
Non-GAAP Operating Expenses	$155,983	$133,941

Non-GAAP Operating income
GAAP Operating Income	$67,434	$49,990
Restructuring Costs	2,677	4,009
Non-GAAP Operating income	$70,111	$53,999

Non-GAAP Income before taxes
GAAP Income before taxes	$66,637	$55,932
Restructuring Costs	2,677	4,009
Non-GAAP Income before taxes	$69,314	$59,941

Non-GAAP Net Income
GAAP Net Income	$45,365	$38,199
Restructuring Costs	2,677	4,009
Tax benefit associated with Restructuring Costs	(939)	(1,341)
Non-GAAP NET INCOME	$47,103	$40,867

Non-GAAP Net Income per common share assuming dilution
GAAP Net Income per common share assuming dilution	$1.73	$1.43
Restructuring Costs after tax per common share assuming dilution	$0.07	$0.10
Non-GAAP Net Income per common share assuming dilution	$1.80	$1.53